EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-134498, 333-159544, 333-159546, 333-196194, and 333-208670) and on Form S-3 (No. 333-212742) of The Interpublic Group of Companies, Inc. of our report dated February 26, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York
February 26, 2018